UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2016 (February 29, 2016)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211	39-1434669
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 West Philadelphia Street, York, Pennsylvania	17405-0872
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 845-7511

DENTSPLY International Inc.

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on February 29, 2016, DENTSPLY SIRONA Inc. (formerly known as DENTSPLY International Inc., the “Company”), completed the previously announced merger contemplated by that certain Agreement and Plan of Merger, dated as of September 15, 2015, by and among the Company, Sirona Dental Systems, Inc., a Delaware corporation (“Sirona”), and Dawkins Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company. This Current Report on Form 8-K/A (this “Form 8-K/A”) amends the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 29, 2016 to include the pro forma financial information required by Item 9.01(b) and to include the exhibits under Item 9.01(d) of this Form 8-K/A.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information and explanatory notes relating to the Company’s acquisition of Sirona are attached as Exhibit 99.1 to this Form 8-K/A and are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
99.1	Unaudited pro forma condensed combined financial information reflecting the merger of the Company and Sirona

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY SIRONA INC.

	By:	/s/ Ulrich Michel
	Name:	Ulrich Michel
	Title:	Executive Vice President
Date: April 15, 2016		and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited pro forma condensed combined financial information reflecting the merger of the Company and Sirona